UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

Micro-Tech Identification Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52174	80-0137632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1608 West 2225 South		Utah 84087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 295-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2007, Justin Pentelute, and officer and director of the Company resigned from both positions. A replacement has not been appointed at this time. The affairs of the Company will be managed by the remaining officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wrap-N-Roll USA, Inc.

Date: July 31, 2007	/s/ Jeff Jenson
Jeff Jenson President